Explanation of Responses

Name:	Citadel Investment Group II, L.L.C.

Address:	131 S. Dearborn Street, 32nd Floor Chicago, Illinois 60603

Issuer and Ticker Symbol:	E*TRADE Financial Corporation [ETFC]

Date of Event Requiring Statement:	2/26/08

Footnotes:

(1)
Pursuant to a Master Investment and Securities Purchase Agreement between the Issuer and Wingate Capital Ltd. ("Wingate"), dated November 29, 2007 (as amended, the "Investment Agreement"), the Reporting Persons acquired on that date, inter alia, beneficial ownership of (i) 10,000,000 shares of Common Stock (the "Initial Common Stock"), and (ii) $1,686,000,000 aggregate principal amount of the Issuer's 12.5% Springing Lien Notes due 2017. In exchange for such securities, the Reporting Persons delivered to the Issuer $1,500,152,000 in cash and $185,848,000 in aggregate principal amount of the Issuer's (A) 8% senior notes due 2011, (B) 7.875% senior notes due 2015, and/or (C) 7.375% senior notes due 2013. Pursuant to the Investment Agreement, the Issuer and Wingate also agreed that (i) upon the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), applicable to the issuance of additional Common Stock, the Issuer would issue to Wingate an additional 23,182,197 shares of Common Stock (the "Additional Common Stock"), and (ii) subject to receipt of an acceptance and approval by the U.S Office of Thrift Supervision of a rebuttal of a change of control submission filed by certain of the Reporting Persons and affiliated entities, and the satisfaction of certain other customary closing conditions (the "Final Closing"), the Issuer would issue to Wingate (or its assignee) 46,684,890 shares Common Stock (the "Final Common Stock") and $150,000,000 in aggregate additional principal amount of the Issuer's 12.5% Springing Lien Notes due 2017 (the "Final Springing Lien Notes”) in exchange for Wingate's (or its assignee's) contribution to the Issuer of $150,000,000 in cash.

The waiting period under the HSR Act was terminated on December 7, 2007. On December 18, 2007, the Issuer issued to Wingate 23,182,197 shares of Common Stock constituting the Additional Common Stock. Wingate assigned all of its shares of Initial Common Stock and Additional Common Stock and its right to receive the Final Common Stock at the Final Closing to Citadel AC Investments Ltd. ("CAC"). On January 18, 2008, Wingate acquired the Final Springing Lien Notes and paid the $150,000,000 contemplated to be paid at the Final Closing for both the Final Springing Lien Notes and the Final Common Stock. On February 15, 2008, the Reporting Persons received approval from the Swedish Financial Supervisory Authority to acquire the Final Common Stock. On February 26, 2008, the Reporting Persons received approval from the Danish Finanstilsnyet to acquire the Final Common Stock, which was the final remaining condition to CAC's acquisition of the Final Common Stock under the Investment Agreement.

Each of the Reporting Persons expressly disclaims beneficial ownership of the securities described herein except to the extent of such person's pecuniary interest therein.

(2)	This security is owned by Citadel AC Investments Ltd.

(3)	This security is owned by Citadel Derivatives Group LLC.

(4)	This security is owned by Citadel Derivatives Trading Group Ltd.

(5)	This security is owned by Citadel Equity Fund, Ltd.

(6)
Where the security shown is a call option and the description is "obligation to sell", the Reporting Person is short that particular call option as of the date of this filing. Where a security is a call option and the description is "right to purchase", the Reporting person is long that particular call option as of the date of this filing. Where a security is a put option and the description is "obligation to purchase", the Reporting person is short that particular put option as of the date of this filing. Where a security is a put option and the description is "right to sell", the Reporting person is long that particular put option as of the date of this filing. Each of the securities listed is an exchange-traded option contract. Exchange-traded options are immediately exercisable and remain exercisable until expiration. These options were acquired on various dates.

CITADEL INVESTMENT GROUP II, L.L.C.

By:	/s/ John C. Nagel
John C. Nagel, Authorized Signatory

JOINT FILER INFORMATION

Name:	Citadel Holdings I LP

Address:	c/o Citadel Investment Group II, L.L.C. 131 S. Dearborn Street, 32nd Floor Chicago, Illinois 60603

Designated Filer:	Citadel Investment Group II, L.L.C.

Issuer and Ticker Symbol:	E*TRADE Financial Corporation [ETFC]

Date of Event Requiring Statement:	2/26/08

CITADEL HOLDINGS I LP

By:	Citadel Investment Group II, L.L.C.,
its General Partner

By:	/s/ John C. Nagel
John C. Nagel, Authorized Signatory

JOINT FILER INFORMATION

Name:	Citadel Holdings II LP

Address:	c/o Citadel Investment Group II, L.L.C. 131 S. Dearborn Street, 32nd Floor Chicago, Illinois 60603

Designated Filer:	Citadel Investment Group II, L.L.C.

Issuer and Ticker Symbol:	E*TRADE Financial Corporation [ETFC]

Date of Event Requiring Statement:	2/26/08

CITADEL HOLDINGS II LP

By:	Citadel Investment Group II, L.L.C.,
its General Partner

By:	/s/ John C. Nagel
John C. Nagel, Authorized Signatory

JOINT FILER INFORMATION

Name:	Citadel Derivatives Group LLC

Address:	c/o Citadel Investment Group II, L.L.C. 131 S. Dearborn Street, 32nd Floor Chicago, Illinois 60603

Designated Filer:	Citadel Investment Group II, L.L.C.

Issuer and Ticker Symbol:	E*TRADE Financial Corporation [ETFC]

Date of Event Requiring Statement:	2/26/08

CITADEL DERIVATIVES GROUP LLC

By:	Citadel Holdings I LP,
its Manager

By:	Citadel Investment Group II, L.L.C.,
its General Partner

By:	/s/ John C. Nagel
John C. Nagel, Authorized Signatory

JOINT FILER INFORMATION

Name:	Citadel Derivatives Trading Ltd.

Address:	c/o Citadel Investment Group II, L.L.C. 131 S. Dearborn Street, 32nd Floor Chicago, Illinois 60603

Designated Filer:	Citadel Investment Group II, L.L.C.

Issuer and Ticker Symbol:	E*TRADE Financial Corporation [ETFC]

Date of Event Requiring Statement:	2/26/08

CITADEL DERIVATIVES TRADING LTD.

By:	Citadel Advisors LLC,
its Portfolio Manager

By:	Citadel Holdings II LP,
its Sole Managing Member

By:	Citadel Investment Group II, L.L.C.,
its General Partner

By:	/s/ John C. Nagel
John C. Nagel, Authorized Signatory

JOINT FILER INFORMATION

Name:	Citadel Advisors LLC

Address:	c/o Citadel Investment Group II, L.L.C. 131 S. Dearborn Street, 32nd Floor Chicago, Illinois 60603

Designated Filer:	Citadel Investment Group II, L.L.C.

Issuer and Ticker Symbol:	E*TRADE Financial Corporation [ETFC]

Date of Event Requiring Statement:	2/26/08

CITADEL ADVISORS LLC

By:	Citadel Holdings II LP,
its Sole Managing Member

By:	Citadel Investment Group II, L.L.C.,
its General Partner

By:	/s/ John C. Nagel
John C. Nagel, Authorized Signatory